

<ARTICLE> 5

<PERIOD-TYPE>                   3-MOS
<FISCAL-YEAR-END>                          DEC-31-1999
<PERIOD-START>                             JAN-01-1999
<PERIOD-END>                               MAR-31-1999
<CASH>                                      14,282,000
<SECURITIES>                                         0
<RECEIVABLES>                              223,965,000
<ALLOWANCES>                                (9,653,000)
<INVENTORY>                                          0
<CURRENT-ASSETS>                           343,088,000
<PP&E>                                      17,498,000
<DEPRECIATION>                             (13,184,000)
<TOTAL-ASSETS>                             391,729,000
<CURRENT-LIABILITIES>                      310,764,000
<BONDS>                                    137,610,000
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       238,000
<OTHER-SE>                                (67,931,000)
<TOTAL-LIABILITY-AND-EQUITY>               391,729,000
<SALES>                                              0
<TOTAL-REVENUES>                           227,017,000<F1>
<CGS>                                                0
<TOTAL-COSTS>                              211,317,000
<OTHER-EXPENSES>                            17,117,000
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           5,584,000
<INCOME-PRETAX>                             (7,001,000)
<INCOME-TAX>                                (1,020,000)
<INCOME-CONTINUING>                         (8,063,000)
<DISCONTINUED>                               2,344,000
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                (5,719,000)
<EPS-PRIMARY>                                     (.24)
<EPS-DILUTED>                                     (.24)

<F1>Represents gross revenue which includes costs of certain services subcontracted to third parties and other reimbursable direct project costs, such as materials procured by the company on behalf of its customers. Gross revenue also includes equity in net income of unconsolidated subsidiaries for purpose of this schedule.

